UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2026

Our Bond, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-43087	83-1751618
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Broad Street, New York, New York	10004
(Address of principal executive offices)	(Zip Code)

(888) 567-6234

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	OBAI	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amended and Restated Series G Preferred Stock Designation

In connection with the conversion and exchange agreements discussed below, our board of directors and the sole holder of our Series G Convertible Preferred Stock, stated value $10.00 per share (the “Series G Preferred Stock”), approved the adoption of an Amended and Restated Certificate of Designation for the Series G Preferred Stock (the “Restated Series G COD”). Under the Restated Series G COD, shares of Series G Preferred Stock are not redeemable by the holders thereof, but may be redeemed in whole at the sole option of the Company, subject to certain conditions, at a price of 105% of the outstanding stated value of the shares and their accrued dividends.

Each share of Series G Preferred Stock has a stated value of $10.00 per share and is convertible, at the option of the holder, to shares of our common stock at a price of $2.0265 per share of common stock. The Restated Series G COD provides a limitation on conversion to the extent that the holder, together with its affiliates or any other person acting as a group, would beneficially own in excess of 9.99% of our outstanding common stock upon such conversion. Conversions of Series G Preferred Stock to common stock are also limited under the Restated Series G Designation to the extent that the issuance of such conversion shares would exceed the aggregate number of shares of Common Stock which the Company may issue without breaching the Company’s obligations under the rules or regulations of its listing exchange.

Shares of Series G Preferred Stock accrue dividends at an annual rate of 10% of the stated value, computed on the basis of 360-day year and twelve (12) 30-day months. Upon the occurrence of a triggering event, as defined in the Restated Series G COD, and for so long as the triggering event remains uncured, the dividend rate will increase to 24% per annum. Accrued dividends on Series G Preferred Stock are not payable in cash (except at the option of the Company) and shall be paid by conversion to our common stock at the conversion price and concurrently with conversion of the underlying Series G preferred shares. Series G Preferred Stock have no voting rights, except as required by law and as expressly provided in the Restated Series G COD.

In the event that the Company grants, issues or sells any securities or rights to purchase securities, each holder is entitled to purchase such rights or securities on an as-converted to common stock basis. If the Company issues any new securities for a consideration per stock lower than the conversion price, the conversion price for the Series G Preferred Stock shall be readjusted to reflect the lower consideration paid for the new securities. Additionally, we are restricted from amending our articles of incorporation or bylaws or taking any other action to avoid the observance or performance of any of the terms of the Restated Series G COD. We are required to reserve sufficient authorized and unissued Common Stock to give effect to conversion of all shares of Series G Preferred Stock into common stock.

The Restated Series G COD, which is filed herewith as Exhibit 3.1, contains various additional terms and covenants and should be reviewed in its entirety for additional information.

Conversion of Senior Secured Debt and Other Obligations to Amended and Restated Series G Preferred Stock

On November 2, 2026, Our Bond, Inc., a Nevada corporation (“we,” “us,” “our” or the “Company” entered into a Securities Purchase and Conversion Agreement (the “Eastward Conversion Agreement”) with our senior secured lender, Eastward Fund Management LLC (“Eastward”). Under the Eastward Conversion Agreement, all outstanding loan obligations under our Loan and Security Agreement with Eastward in the amount of $7,878,149.32 were converted to 787,815 shares of Series G Preferred Stock. In addition, the Eastward Conversion Agreement provides for the retirement of all outstanding Series B-1 Warrants held by Eastward. Also on November 2, 2026, we entered into a Securities Purchase and Conversion Agreement (the “Maxim Conversion Agreement”) with Maxim Group LLC (“Maxim”). Under the Maxim Conversion Agreement, outstanding fees due and owing to Maxim in the amount of $803,940.82 were converted to shares of our Series G Preferred Stock. Pursuant to registration rights granted under the Eastward Conversion Agreement and the Maxim Conversion Agreement, we are required to file a registration statement for Eastward’s and Maxim’s re-sale of common stock issuable upon conversion of their Series G Preferred Stock within ten (10) days of closing.

Exchange of Existing Preferred Stock for Amended and Restated Series G Preferred Stock; Retirement of Warrants

Also on November 2, 2026, we entered into an Exchange Agreement (the “Ascent Exchange Agreement”) with Ascent Partners Fund LLC (“Ascent”). Under the Agreement, we issued a total of 577,948 shares of Series G Preferred Stock to Ascent in exchange for 52,500 outstanding shares of our Series C Convertible Preferred Stock and 525,451 outstanding shares of our Series D Convertible Preferred Stock. As a result of the exchange, no shares of Series C Preferred Stock or Series D Preferred Stock remain outstanding.

Under a concurrent Side Letter Agreement with Ascent, Ascent agreed to waive outstanding accrued and unpaid dividends on the former Series C and Series D preferred stock. In addition, pursuant to registration rights granted in the Side Letter Agreement, we are required to file a registration statement for Ascent’s re-sale of common stock issuable upon conversion of their Series G Preferred Stock within ten (10) days of closing. Finally, under the Side Letter Agreement, all outstanding warrants to purchase common stock held by Ascent, consisting of warrants to purchase up to 382,871 total shares of common stock, were retired.

Leak-out Agreement

Also on November 2, 2026, we entered into a Leak-out Agreement with Ascent, Eastward, and Maxim (the “Leak-out Agreement”). Under the Leak-out Agreement, the aggregate number of shares of our common stock sold or otherwise disposed of by each of these holders and its affiliates, measured immediately after each sale or disposition, shall not exceed the applicable percentages (the “Leak-Out Percentages”) of the cumulative reported trading volume of our common stock at any time from the commencement of each trading day’s pre-market session through the time of such sale or disposition. “Trading Day” for purposes of the Leak-out Agreement includes the Nasdaq pre-market, regular and post-market sessions on the same New York calendar day (currently 4:00 a.m. through 8:00 p.m., New York time, or the corresponding officially published hours). On any Trading Day on which: (w) the total reported dollar volume for such Trading Day is not less than $500,000; and (x) at least one bona fide, publicly reported sale of Common Stock during such sessions occurs at a price per share equal to or greater than $2.0265 per share; and (y) the total reported share volume for such Trading Day is no less than 25% greater than the average trading volume over the prior ten (10) Trading Days, excluding the highest-volume day during such period; and (z) least one bona fide, publicly reported sale of our common stock during such sessions occurs at a price per share equal to or greater than 115% of the official Nasdaq closing price for the immediately preceding Trading Day, the Leak-Out Percentages shall be increased from the time of such sale through the remainder of such trading day, regardless of the price of the Common Stock later falls below that threshold. The Leak-Out Percentages will also increase after the effective date of a registration statement registering the resale of Series G conversion shares by Eastward and Maxim. The respective Leak-out Percentages and increased Leak-out Percentages under the agreement are as follows:

	After re-sale registration effective		Before re-sale registration effective
	Leak-out Percentage	Increased Leak-out Percentage	Leak-out Percentage	Increased Leak-out Percentage
Ascent Partners Fund LLC	4%	9%	10%	17%
Eastward Fund Management LLC	4%	6%	0%	0%
Maxim Group LLC	2%	2%	0%	0%
Total	10%	17%	10%	17%

The limitations set forth in the Leak-out Agreement cover all shares of our common stock now held or later acquired by the parties, with the exception any shares issued to Ascent under its existing equity line agreement with the Company.

The Eastward Conversion Agreement, Maxim Conversion Agreement, Ascent Exchange Agreement, Side Letter Agreement, and the Leak-out Agreement, all of which are filed herewith as Exhibits, contain various additional terms, covenants, and conditions and should be reviewed in their entirety for additional information.

Item 3.02 Unregistered Sales of Equity Securities

Series G Preferred Stock Issuances

The disclosures in Item 1.01, above, are incorporated herein by reference. The shares of Series G Preferred Stock were issued to Ascent solely in exchange for the Notes in a transaction exempt from registration under Section 3(a)(9) of the Securities Act. No commission or other remuneration was paid or given, directly or indirectly, for soliciting such exchange. The issuance of shares of common stock to the Lender and to Maxim were exempt from registration pursuant to Rule 506(b) under Regulation D. The Lender and Maxim are accredited investors within the meaning of Rule 501 and we engaged in no general solicitation or advertising.

Private Offering of Common Stock

On November 3, 2026, we entered into a Securities Purchase Agreement with an accredited investor (the “SPA”). Under the SPA, we agreed to offer and sell to the investor a cumulative total of up to $10,000,000 worth of our common stock in a private offering at a purchase price of $2.75 per share. In the initial closing under the SPA, we issued 90,909 shares of common stock for a total subscription price of $250,000. Additional closings under the SPA will be subject to certain conditions to be mutually agreed upon by the Company and the investor. Within fourteen (14) days of the initial closing, we are required under the SPA to file a registration statement providing for the resale by the investor of the shares issued in the initial closing and any additional shares issued or issuable under the SPA then legally eligible for registration. Additional closings under the SPA may not occur unless an effective and available registration statement covers the shares of common stock issuable at that subsequent closing, unless otherwise expressly agreed by the parties. The SPA, which is filed herewith as an exhibit, contains additional terms, covenants, and conditions and should be reviewed in its entirety for additional information.

The issuance of shares of common stock to the investor under the SPA was exempt from registration pursuant to Rule 506(b) under Regulation D. The investor is an accredited investor within the meaning of Rule 501 and we engaged in no general solicitation or advertising.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The disclosures in Item 1.01. above, regarding the Amended and Restated Certificate of Designation for our Series G Preferred Stock are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
3.1	Amended and Restated Certificate of Designation for Series G Convertible Preferred Stock
10.1	Securities Purchase and Conversion Agreement with Eastward Fund Management LLC
10.2	Securities Purchase and Conversion Agreement with Maxim Group LLC
10.3	Exchange Agreement with Ascent Partners Fund LLC
10.4	Side Letter Agreement with Ascent Partners Fund LLC
10.5	Leak-out Agreement
10.6	Securities Purchase Agreement dated November 3, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 3, 2026	Our Bond, Inc.

	By:	/s/ Doron Kempel
	Name:	Doron Kempel
	Title:	Chief Executive Officer